 555 Montgomery St, Suite 650 | San Francisco, CA 94111 | (415) 240-4156 | www.griffinpartnersllc.com

April 11, 2014

PERSONAL & CONFIDENTIAL

Ms. Kirsten Bay

ISC8 Inc.

840F Avenue, Suite 105

Plano, TX Suite 105

Dear Kirsten:

This engagement letter between ISC8, Inc. (the “Company”, or “ISC8”) and Griffin Partners, LLC (“Griffin”) outlines the scope and terms under which Griffin shall work to adequately capitalize the Company for its next stage of growth.

1.  Services by Griffin.

Griffin shall provide advisory services to continue the restructuring of the Company’s capital structure to one that is simpler and more appealing to potential investors. Griffin will work with Company management to: 1) meet the near-term capital needs of the Company, 2) evaluate investor interest in the March 2014 Senior Subordinated Convertible Notes approved by the Company’s board of directors, and 3) work with management to develop a term sheet for funding the Company beyond the period covered by the March 2014 Notes. These services shall include, but shall not be limited to facilitating investor meetings working with the Company’s investment banker, the production of any presentations or other marketing materials, advising management regarding financing structures, and the retention of a placement agent for the capital raise in the event that it is determined that doing so would be beneficial to the Company and a willing agent can be found.

2.  Fees and Expenses.

As compensation for its professional services, ISC8 shall pay to Griffin a general retainer fee (“Fee”) of One Hundred Thousand Dollars ($100,000). In order for the Company to manage its cash requirements, the Board of Directors, in consultation with Griffin, will determine the timing regarding payment of the Fee obligation, it being understood that that a relatively nominal amount shall be paid prior to the receipt of any funding by the Company.

3.  Term and Termination; Rights of the Parties on Termination.  This engagement letter shall remain in force for twelve (12) months after the date hereof or until terminated by either party for any reason or no reason by written notice to the other party.

4.  Information Provided to Griffin.  ISC8 shall furnish to Griffin, on a timely basis, all relevant information requested by Griffin and needed to perform the services under this Agreement.  Griffin agrees that all nonpublic information obtained by Griffin in connection with this engagement will be held by Griffin in strict confidence and will be used by Griffin solely for the purpose of performing its obligations relating to this engagement. Griffin does not assume any responsibility for the accuracy, completeness or fairness of the information and data supplied to it by the Company or its representatives.

5.  Company Contacts. Griffin’s contacts at ISC8 shall be with Kirsten Bay, Magnus Almquist, Scott Millis, John Vong, or individuals introduced to Griffin by the individuals named above for the purposes of this engagement, and no other.

6.  Scope of Engagement.  Griffin has been engaged by the Company only in connection with the matters described in this Agreement.  Griffin has not made, and will assume no responsibility to make any representation in connection with its engagement as to any legal matter.  Except as specifically provided in this Agreement, Griffin shall not be required to render any advice or reports in writing or to perform any other services.

7.  Indemnity and Contribution. The parties agree to the terms of Griffin’s standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this paragraph shall survive any termination of this Agreement.

8.  Other Activity.  Griffin further understands that if it is asked to act for the Company in any additional capacity not addressed in this letter, then such activities shall constitute separate engagements and the terms and conditions of any such additional engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon, including without limitation appropriate indemnification provisions.  The indemnity provisions in Appendix A shall apply to any such additional engagements, unless superseded by an indemnity provision set forth in a separate agreement applicable to any such additional engagements, and shall remain in full force and effect regardless of any completion, modification or termination of Griffin’s engagement(s).

9.  Compliance with Applicable Law. In connection with this engagement, the Company and Griffin will comply with all applicable federal, state and foreign securities laws and other applicable laws.

10.  Successors and Assigns. This Agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and permitted assigns.  The indemnity and contribution provisions incorporated into this Agreement are for the express benefit of the officers, directors, employees, consultants, agents and controlling persons of Griffin and their respective successors, assigns and parent companies.  This agreement may not be assigned by one party without the written consent of the other party, and any purported assignment absent such consent shall be void.

11.  Governing Law and Arbitration. This agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California.  Any dispute, claim or controversy arising out of or relating to this agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in the City and County of San Francisco, before one arbitrator.  The arbitration shall be administered by JAMS.  Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  Each party will bear its own costs for arbitration.  The prevailing party in arbitration shall be entitled to reasonable attorneys’ fees.   The provisions of this paragraph shall survive any termination of this agreement.

12.  General Provisions. No purported waiver or modification of any of the terms of this Agreement will be valid unless made in writing and signed by the parties hereto.  Section headings used in this Agreement are for convenience only, are not a part of this Agreement and will not be used in construing any of the terms hereof.  This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this Agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein.  No provision of this Agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect.  This Agreement may be executed in any number of counterparts and by facsimile signature.

If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to Griffin.

Very truly yours,

ISC8, INC.

By:

Kirsten Bay

Chief Executive Officer

The undersigned hereby accepts, agrees to and becomes party to the foregoing Agreement, effective as of the date first written above.

GRIFFIN PARTNERS, LLC

By:

Chester P. White

Managing Partner

APPENDIX A—INDEMNIFICATION AGREEMENT

Griffin agrees to indemnify and hold harmless the Company and its officers, directors, employees, consultants, attorneys, agents, affiliates, parent company and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (the Company and each such other persons are collectively and individually referred to below as an "Indemnified Party") from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, including, without limitation, reasonable costs of any investigation, legal and other fees and expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted, to which the Indemnified Party may become subject under any applicable federal or state law (whether in tort, contract or on any other basis) or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact made by Griffin purportedly on behalf of the Company to any actual or prospective investor, or (ii) arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Indemnified Party shall have no liability (whether direct or indirect, in contract, tort or otherwise) to Griffin or to the investor related to, or arising out of, the engagement of Griffin pursuant to, or the performance by Griffin of the services contemplated by, this letter agreement except to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court or arbitrator, not subject to appeal or further appeal, to have resulted directly from the Indemnified Party's willful misconduct or gross negligence.

The Indemnified Party will give prompt written notice to Griffin of any claim for which it seeks indemnification hereunder, but the omission to so notify Griffin will not relieve the Company from any liability which it may otherwise have hereunder, except to the extent that the Company is damaged or prejudiced by such omission or from any liability it may have.  Griffin shall have the right to assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks indemnification hereunder, subject to the provisions stated herein with counsel reasonably satisfactory to the Indemnified Party.  After notice from Griffin to the Indemnified Party of its election to assume the defense thereof, and so long as Griffin performs its obligations pursuant to such election, Griffin will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof; provided, however, that the reasonable fees and expenses of such counsel shall be at the expense of Griffin, if the employment thereof has been specifically authorized by Griffin in writing.  Despite the foregoing, the Indemnified Party shall not settle any claim without the prior written approval of Griffin, which approval shall not be unreasonably withheld, so long as the Company is not in material breach of this Appendix.